UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On February 14, 2025, Franklin Electric Co., Inc. issued a press release announcing that it has signed a definitive agreement to acquire Barnes de Colombia S.A., a leading manufacturer and distributor of industrial and commercial pumps based in Cota, Cundinamarca, Colombia. The acquisition is subject to customary closing conditions, including Colombian antitrust clearance, and is expected to close on or about March 1, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. This Current Report on Form 8-K and the press release attached hereto are being furnished pursuant to Item 7.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release - "Franklin Electric Announces Execution of Definitive Agreement for the Acquisition of Barnes de Colombia
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: February 14, 2025	By	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)